UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2013, Kindred Healthcare, Inc. (“Kindred” or the “Company”) entered into an agreement with Ventas, Inc. (“Ventas”) (NYSE:VTR) with respect to Kindred’s five master lease agreements with Ventas (the “Agreement”), as well as an amended and restated master lease agreement (“Amended Master Lease No. 5”).

The Agreement and Amended Master Lease No. 5 provide that the leases for 22 transitional care (“TC”) hospitals (certified as long-term acute care (“LTAC”) hospitals) and 26 nursing and rehabilitation centers currently leased from Ventas (the “Renewal Facilities”) will be renewed as set forth below. With respect to the Renewal Facilities, (i) the leases for three TC hospitals and 15 nursing and rehabilitation centers that were set to expire in April 2015 were renewed for an additional five year term effective May 1, 2015, with annual rents increasing by $4 million on October 1, 2014 and otherwise subject to rent escalators found in the existing master lease agreements, and (ii) as more fully provided in Amended Master Lease No. 5, the leases for 19 TC hospitals and 11 nursing and rehabilitation centers will be moved to Amended Master Lease No. 5 from the other four master lease agreements and were renewed for a 10 year, seven month term effective October 1, 2014 (the term of the leases for the 10 TC hospitals in Amended Master Lease No. 5 prior to the amendment has not changed; those leases expire in April 2023), with annual rents under Amended Master Lease No. 5 increasing by $11 million on October 1, 2014 and otherwise subject to annual increases (up to a 4% cap) based on a change in the consumer price index.

The Agreement also provides for (i) the non-renewal of 60 nursing and rehabilitation centers, with lease terms ending on September 30, 2014 rather than their original April 30, 2015 termination date, (ii) more flexibility to Ventas to accelerate the transfer of these 60 nursing and rehabilitation centers, (iii) a $20 million payment by Kindred to Ventas as part of this transaction, and (iv) the settlement of other matters between Kindred and Ventas.

Amended Master Lease No. 5 further provides that Kindred may not (i) develop any additional LTAC hospitals within a ten-mile radius of each of the LTAC hospitals subject to such master lease agreement, (ii) develop any additional nursing centers within a five-mile radius of each of the nursing centers subject to such master lease agreement, or (iii) increase the number of licensed beds at LTAC hospitals or nursing centers that are within the restricted areas and not leased to Kindred by Ventas under such master lease agreement. Kindred is not restricted, however, from acquiring operating LTAC hospitals or nursing centers within (or outside of) the restricted areas. Amended Master Lease No. 5 also excludes certain change of control transactions from the transfer restrictions that are otherwise applicable to Kindred. Such exclusions apply only to Amended Master Lease No. 5, and the transfer restrictions applicable under the other four master lease agreements remain in effect. Except as otherwise noted above, the terms of Amended Master Lease No. 5 are substantially similar to the terms of the other four master lease agreements.

The foregoing descriptions of the Agreement and Amended Master Lease No. 5 are qualified by the full text of the Agreement and Amended Master Lease No. 5, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company’s press release dated October 1, 2013 reporting these new agreements with Ventas is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Agreement Regarding Master Leases, dated as of September 30, 2013 between Ventas Realty, Limited Partnership, as Lessor and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., as Tenant.

Exhibit 10.2	Amended and Restated Master Lease Agreement No. 5, dated as of September 30, 2013 between Ventas Realty, Limited Partnership, as Lessor and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., as Tenant.

Exhibit 99.1	Press release dated October 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 3, 2013	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich Co-General Counsel and Corporate Secretary